SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

June 23, 2003
(Date of Report)
(Date of Earliest Event Reported)

CORIXA CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	0-22891	91-1654387
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

1124 Columbia Street, Suite 200, Seattle, WA 98104-2040
(Address of Principal Executive Offices, including Zip Code)

(206) 754-5711
(Registrant’s Telephone Number, Including Area Code)

None
(Former Name or Former Address, if Changed Since Last Report)

Item 5. Other Events

On June 23, 2003, Corixa Corporation announced that it had entered into a new seven-year supply agreement with MDS Nordion, Inc., or Nordion, in which Nordion agreed to continue to radiolabel the antibody in BEXXAR® (tositumomab and iodine I 131 tositumomab) therapeutic regimen. The new supply agreement replaces existing development, supply and facilities agreements entered into in 1995 and 1998. Nordion has agreed to radiolabel for United States supply the antibody component of BEXXAR therapeutic regimen at Nordion’s centralized radiolabeling facility in Canada.

BEXXAR therapeutic regimen was approved by the U.S. Food and Drug Administration on June 27, 2003 for the treatment of patients with CD20 positive, follicular, NHL, with and without transformation, whose disease is refractory to Rituximab and has relapsed following chemotherapy.

On June 25, 2003, we filed a current report on Form 8-K announcing the supply agreement and filing a copy of the supply agreement as an exhibit. In connection with the original current report, we sought confidential treatment of portions of the supply agreement. This amendment is filed for the purpose of refiling the supply agreement with the redactions to it amended in accordance with an amended confidential treatment request filed separately by us with the Securities and Exchange Commission and concurrently with this report. A copy of the supply agreement is attached to this report as Exhibit 10.1. A copy of the press release relating to the announcement is attached to this report as Exhibit 99.1.

Item 7. Financial Statements and Exhibits

(c)	Exhibits.

10.1*	BEXXAR Supply Agreement effective as of July 1, 2003 among MDS (Canada) Inc., through its division MDS Nordion, Coulter Pharmaceutical, Inc. and Corixa Corporation

99.1+	Corixa Corporation Press Release dated June 23, 2003

*	Confidential treatment requested.

+	Previously filed

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CORIXA CORPORATION

Date: August 28, 2003	By:	/s/ Michelle Burris

	Name:	Michelle Burris
	Its:	Senior Vice President and Chief Financial Officer

INDEX TO EXHIBITS

Exhibit Number	Description

10.1*	BEXXAR Supply Agreement effective as of July 1, 2003 among MDS (Canada) Inc., through its division MDS Nordion, Coulter Pharmaceutical, Inc. and Corixa Corporation
99.1+	Corixa Corporation Press Release dated June 23, 2003

*	Confidential treatment requested.

+	Previously filed